Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

The GEO Group Comments on Department of Justice Announcement and

Announces Investor and Analyst Conference Call

•	Conference Call Scheduled for Friday, August 19, 2016 at 11:00 AM (Eastern Time)

The GEO Group, Inc. (NYSE:GEO) (“GEO”) The GEO Group commented today on the Department of Justice (“DOJ”) announcement regarding contracted prisons for the Federal Bureau of Prison (the “BOP”). GEO has had a long standing private-public partnership with the BOP that dates back to the 1990s. At the federal level, GEO’s facilities have a proven track record of providing cost-effective, high quality services for those entrusted to GEO’s care.

While the company was disappointed by today’s DOJ announcement, the impact of this decision on GEO is not imminent. As acknowledged in the announcement, the BOP will continue, on a case-by-case basis, to determine whether to extend contracts at the end of their contract period.

Notwithstanding today’s announcement, GEO will continue to work with the BOP, as well as all of our government partners, in order to ensure safe and secure operations at all of our facilities. Additionally, GEO will continue its efforts to provide industry-leading offender rehabilitation programs and reentry services with the objective of reducing recidivism and ensuring individuals successfully transition back into local communities. GEO provides high-quality, diversified services across all segments of the correctional and community reentry services spectrum in the United States as well as internationally.

GEO will host an investor and analyst conference call tomorrow, Friday, August 19, 2016 at 11:00 AM (ET). Hosting the call for GEO will be George C. Zoley, Chairman, Chief Executive Officer and Founder, Brian R. Evans, Senior Vice President and Chief Financial Officer, David Donahue, President, GEO Corrections & Detention, and Ann Schlarb, President, GEO Care.

To participate in the teleconference on Friday, August 19, 2016 at 11:00 AM (Eastern Time), please contact one of the following numbers 5 minutes prior to the scheduled start time and ask to be joined into The GEO Group’s conference call.

1-877-250-1553 (U.S.)

1-412-542-4145 (International)

In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com.

The GEO Group, Inc.

Pablo E. Paez, 1-866-301-4436

Vice President, Corporate Relations